Delek Logistics Partners, LP Reports First Quarter 2015 Results

•	Invested approximately $153 million in growth projects during the quarter

◦	Entered two strategic joint venture pipeline development projects

◦	Acquired crude oil storage tank and rail offloading facility from Delek US

•	First quarter adjusted distributable cash flow coverage of 1.5x

BRENTWOOD, Tenn., May 5, 2015 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the first quarter 2015. For the three months ended March 31, 2015, Delek Logistics reported net income attributable to all partners of $14.6 million, or $0.56 per diluted limited partner unit. This compares to net income attributable to all partners of $14.7 million, or $0.59 per diluted limited partner unit in the first quarter 2014. Distributable cash flow was $16.8 million in the first quarter 2015, compared to $17.0 million in the prior-year period.

During the first quarter 2015, the Partnership purchased drop down assets from Delek US for approximately $62.0 million and invested in two joint ventures representing a commitment of approximately $91.0 million. Also, a $2.9 million construction project commenced to expand the capacity of the Tyler terminal to support expected higher post-expansion volumes from Delek US' Tyler refinery. However, the combination of expenses associated with these and other growth initiatives, effects from the Tyler turnaround and expansion project and $1.2 million of costs due to higher ethanol purchase prices relative to market prices, reduced earnings before interest, taxes, depreciation and amortization ("EBITDA") by approximately $3.4 million.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “Our first quarter 2015 performance benefited from our new Paline Pipeline agreement and higher volumes on the Lion Pipeline system. Also, acquisitions during the fourth quarter 2014 of the Mount Pleasant, Texas terminal and Frank Thompson Transport provided additional contribution."

Yemin continued, "With the completion of the previously identified asset drop downs from Delek US in the first quarter, our focus is transitioning toward development projects, as well as continued evaluation of strategic acquisitions to position the Partnership for long-term growth. During the quarter, we entered into our first pipeline development projects through two joint ventures with third parties that are expected to be completed in 2016. Also, we expect to continue to evaluate opportunities to partner with Delek US to provide additional growth. Furthermore, Delek US recently announced a potential investment in Alon USA, which may lead to additional opportunities for Delek Logistics. Based on continued execution of our growth strategies and our strong financial position, we believe we should have the ability to continue to increase our annual distributions by at least 15 percent going forward."

Distribution and Liquidity

On April 21, 2015, Delek Logistics declared a quarterly cash distribution for the first quarter of $0.53 per limited partner unit, which equates to $2.12 per limited partner unit on an annualized basis. This distribution is payable on May 14, 2015 to unitholders who were of record on May 4, 2015. This represents a 3.9 percent increase from the fourth quarter 2014 distribution of $0.51 per limited partner unit, or $2.04 per limited partner unit on an annualized basis, and a 24.7 percent increase over Delek Logistics’ first quarter 2014 distribution of $0.425 per limited partner unit, or $1.70 per limited partner unit annualized. For the first quarter 2015, the total cash distribution declared to all partners was $13.7 million and the distributable cash flow coverage ratio was 1.2 times. Excluding the $3.4 million of costs discussed above, the adjusted distributable cash flow was $20.2 million and the adjusted distributable cash flow coverage ratio was 1.5x.

As of March 31, 2015, Delek Logistics had total debt of $316.4 million. Availability under the $700.0 million credit facility was $379.1 million.

Financial Results

Results in the first quarter 2015 compared to the prior year period benefited from the acquisition of the El Dorado tank farm and product terminal in February 2014. Also, on March 31, 2015 the Tyler crude oil storage tank and El Dorado rail offloading facility were acquired. For accounting purposes, the expenses from operations prior to the acquisition of the El Dorado tank farm and product terminal acquired in February 2014, as well as the Tyler crude oil storage tank and El Dorado rail offloading facility acquired in March 2015, are attributed to their respective predecessor periods. For purposes of comparison, results discussed in the text of this press release exclude predecessor costs during the respective periods. However, these costs are shown in the financial statements and a reconciliation is provided in the tables attached to this release.

Revenue for the first quarter 2015 was $143.5 million and contribution margin was $24.5 million, which compares to revenue of $203.5 million and a contribution margin of $22.8 million in the first quarter 2014. Total operating expenses were $10.6 million compared to $8.5 million in the first quarter 2014. Operating expenses increased year-over-year primarily due to increased maintenance expense and acquisitions completed over the past year. General and administrative expenses were $3.4 million for the first quarter 2015 compared to $2.6 million in the prior-year period. General and administrative expenses included $1.2 million of professional fees related to growth initiatives, as well as higher expenses related to assets acquired over the past year. For the first quarter 2015, EBITDA was $21.1 million compared to $20.2 million in the prior year period.

Wholesale Marketing and Terminalling Segment

Contribution margin for the Wholesale Marketing and Terminalling segment was $5.1 million in the first quarter 2015, compared to $10.0 million in the first quarter 2014.

In west Texas, throughput was 16,645 barrels per day compared to 15,999 barrels per day in the first quarter 2014. The wholesale gross margin per barrel in west Texas decreased to $1.40 and included approximately $1.7 million, or $1.13 per barrel from renewable identification numbers (RINs) generated in the quarter. During the first quarter 2014, the wholesale gross margin per barrel was $3.57 and included $1.1 million from RINs, or $0.75 per barrel. On a year-over-year basis, the gross margin per barrel was affected by more challenging market conditions. Also, a decline in the market price for ethanol relative to fixed price contracts that were in place in the quarter reduced the gross margin by approximately $1.2 million in the first quarter

2015.

During the first quarter 2015, Delek US' Tyler, Texas refinery underwent a scheduled turnaround and expansion that reduced throughputs, which was the primary factor in lower terminal and marketing volumes for the Partnership on a year-over-year basis and accounted for an approximately $1.0 million reduction in contribution margin during the quarter. The Tyler refinery began the restart process in late March. Terminalling throughput volume of 66,828 barrels per day during the quarter decreased on a year-over-year basis from 86,600 barrels per day in the first quarter 2014. During the first quarter 2015, volume under the east Texas marketing agreement with Delek US was 26,956 barrels per day, which was below our minimum volume commitments, compared to 62,432 barrels per day during the first quarter 2014.

Pipelines and Transportation Segment

The Pipeline and Transportation segment's first quarter 2015 contribution margin of $19.4 million improved from $12.8 million in the first quarter 2014. This increase is primarily attributed to a full quarter of storage fees associated with the El Dorado tank farm purchased in February 2014. In addition, a higher contribution from the Paline Pipeline due to the new agreements that became effective on January 1, 2015 and higher volume on the Lion Pipeline System improved segment performance on a year-over-year basis.

Under the new Paline Pipeline agreements, two different third parties each pay a fixed monthly fee allowing them to use their respective capacities on this pipeline, which account for a combined 35,000 barrels per day. The initial term of these agreements is for 18 months beginning January 1, 2015. As a result, the effective incremental revenue per barrel should be increased by approximately $1.00 compared to 2014.

Volumes on the Lion Pipeline System were higher on a year-over-year basis as Delek US' El Dorado refinery increased throughput following the turnaround that was completed during the first quarter 2014. Crude oil (non-gathered) transported on the Lion Pipeline system increased to 56,687 barrels per day in the first quarter 2015 from 26,644 barrels per day in the prior-year period.

Asset Drop Down Update

On March 31, 2015, subsidiaries of Delek Logistics purchased the following assets from subsidiaries of Delek US for a combined total purchase price of $61.9 million. This purchase was financed through available cash and borrowings on its revolving credit facility. The combined expected annual EBITDA is approximately $6.7 million.

El Dorado Rail Offloading Facility - These assets consist of two crude oil unloading racks that allow Delek US’ El Dorado refinery to receive up to 25,000 barrels per day of light crude or up to 12,000 barrels per day of heavy crude or any combination of the two.

Tyler Crude Oil Storage Tank - This tank has approximately 350,000 barrels of shell capacity that supports Delek US’ Tyler refinery.

Project Development Update

On March 23, 2015, Delek Logistics announced that through wholly owned subsidiaries it had entered into two joint ventures that will construct logistics assets to serve third parties and subsidiaries of Delek US. Delek Logistics’ total projected investment for the two joint ventures is approximately $91 million and will be financed through a combination of cash from operations and borrowings under its revolving credit facility.

The following highlights each joint venture.

Caddo Pipeline - This pipeline project will be a 50/50 joint venture with a subsidiary of Plains All American Pipeline, L.P. (NYSE: PAA) (“Plains”). It will consist of a 12-inch, 80-mile crude oil pipeline originating in Longview, Texas with destinations in the Shreveport, Louisiana area, and will have a capacity of approximately 80,000 barrels per day of light sweet crude oil. Total estimated construction cost of this project is approximately $100 million and completion is expected in mid-2016. Upon successful completion of this project, Delek US has announced it expects to be an anchor shipper on this pipeline. This pipeline will be able to supply crude to refineries in the Shreveport area and through additional connections to Delek US’ refinery in El Dorado, Arkansas. Plains will build and operate this pipeline on behalf of the joint venture.

RIO Pipeline (Delaware Basin to Midland Pipeline Project) - This project will be developed with Rangeland Energy ("Rangeland"), and Delek Logistics will be a 33 percent participant. It has an estimated construction cost of approximately $125 million, and consists of a 12-inch, 107-mile pipeline originating in north Loving County, Texas near the Texas-New Mexico border and terminating in Midland, Texas. This pipeline will have an initial capacity of 55,000 barrels per day, with the capability to expand to 85,000 barrels per day or more with additional capital investments. Also included in this project are terminals at each end of the pipeline, injection points and storage tanks to support this pipeline. Upon successful completion of this project, Delek US has announced it expects to be an anchor shipper. Through connections in Midland, Texas, this project will deliver crude to take-away pipelines located in the Midland area. This project is expected to be completed in the first half of 2016. Rangeland will build and operate these assets on behalf of the joint venture.

First Quarter 2015 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its first quarter 2015 results on May 6, 2015 at 7:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through August 4, 2015 by dialing (855) 859-2056, passcode 29411000. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

Investors may also wish to listen to Delek US’ (NYSE: DK) first quarter 2015 earnings conference call on May 6, 2015 at 8:30 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks relating to the age of our assets and operational hazards of our assets including, without limitation, releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three months ended March 31, 2015 and 2014. On February 10, 2014, Delek Logistics acquired substantially all of the active storage tanks and product terminal located at Delek US' El Dorado refinery (the "El Dorado Assets"). On March 31, 2015 Delek Logistics acquired the Tyler crude oil storage tank and the El Dorado rail offloading facility (the "Logistics Assets") from Delek US. These assets were accounted for as transfers between entities under common control. Accordingly, the accompanying financial statements of the Partnership have been retrospectively adjusted to include the historical results of these assets. For all periods presented through February 10, 2014, the acquisition date of the El Dorado Assets, and March 31, 2015, the acquisition date of the Logistics Assets, the retrospective adjustments were made to the financial statements. The historical results of the El Dorado Assets and Logistics Assets, prior to the acquisition dates, are referred to as the "El Dorado Asset Predecessor" and "Logistics Assets Predecessor" in the respective periods.

Non-GAAP Disclosures:
EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to Delek Logistics' unitholders;

•	Delek Logistics' ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended March 31,
($ in thousands)	2015 (1)	2014(2)
Reconciliation of EBITDA to net income:
Net income	$14,003	$13,552
Add:
Income tax expense	254	147
Depreciation and amortization	4,500	3,477
Interest expense, net	2,157	1,983
EBITDA	$20,914	$19,159

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by operating activities	$15,769	$13,412
Amortization of unfavorable contract liability to revenue	—	667
Amortization of deferred financing costs	(365)	(317)
Accretion of asset retirement obligations	(62)	(120)
Deferred taxes	(226)	5
Loss on asset disposals	(5)	—
Unit-based compensation expense	(74)	(58)
Changes in assets and liabilities	3,466	3,440
Income tax expense	254	147
Interest expense, net	2,157	1,983
EBITDA	$20,914	$19,159

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$20,914	$19,159
Less: Cash interest, net	1,792	1,666
Less: Maintenance and regulatory capital expenditures	3,316	783
Less: Capital improvement expenditures	—	182
Add: Reimbursement from Delek for capital expenditures	1,186	—
Less: Income tax expense	254	147
Add: Non-cash unit-based compensation expense	74	58
Less: Amortization of deferred revenue	135	—
Less: Amortization of unfavorable contract liability	—	667
Distributable cash flow	$16,677	$15,772
Reconciliation of distributable cash flow to adjusted distributable cash flow:
Distributable cash flow	$16,677	$15,772
Higher ethanol costs in west Texas wholesale business	1,200	—
Professional fees related to growth initiatives	1,200	—
Effect of lower volumes related to Delek US' Tyler, Texas refinery	1,000	—
Adjusted distributable cash flow	$20,077	$15,772
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughout and storage services.
(2) The information presented includes the results of operations of the El Dorado Predecessor and Logistics Assets Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services. Prior to the Logistics Assets Predecessor on March 31, 2015, revenues for intercompany throughout and storage services were not recorded.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
($ in thousands)	Delek Logistics Partners, LP	Logistics Assets (1)	Three Months Ended March 31, 2015

		Logistics Assets Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$14,640	$(637)	$14,003
Add:
Income tax expense	254	—	254
Depreciation and amortization	4,030	470	4,500
Interest expense, net	2,157	—	2,157
EBITDA	$21,081	$(167)	$20,914

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$15,936	$(167)	$15,769
Amortization of deferred financing costs	(365)	—	(365)
Accretion of asset retirement obligations	(62)	—	(62)
Deferred taxes	(226)	—	(226)
Loss on asset disposals	(5)	—	(5)
Unit-based compensation expense	(74)	—	(74)
Changes in assets and liabilities	3,466	—	3,466
Income tax expense	254	—	254
Interest expense, net	2,157	—	2,157
EBITDA	$21,081	$(167)	$20,914

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$21,081	$(167)	$20,914
Less: Cash interest, net	1,792	—	1,792
Less: Maintenance and regulatory capital expenditures	3,316	—	3,316
Add: Reimbursement from Delek for capital expenditures	1,186	—	1,186
Less: Income tax expense	254	—	254
Add: Non-cash unit-based compensation expense	74	—	74
Less: Amortization of deferred revenue	135	—	135
Distributable cash flow	$16,844	$(167)	$16,677
Reconciliation of distributable cash flow to adjusted distributable cash flow:
Distributable cash flow	$16,844	$(167)	$16,677
Higher ethanol costs in west Texas wholesale business	1,200	—	1,200
Professional fees related to growth initiatives	1,200	—	1,200
Effect of lower volumes related to Delek US' Tyler, Texas refinery	1,000	—	1,000
Adjusted distributable cash flow	$20,244	$(167)	$20,077
(1) The information presented is for the three months ended March 31, 2015, disaggregated to present the results of operations of the Partnership and the Logistics Asset Predecessor. Prior to the completion of the Logistics Assets acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Logistics Assets (1)	El Dorado Terminal and Tank Assets (2)	Three Months Ended March 31, 2014

($ in thousands)		Logistics Assets Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$14,672	$(177)	$(943)	$13,552
Add:
Income tax expense	147	—	—	147
Depreciation and amortization	3,363	—	114	3,477
Interest expense, net	1,983	—	—	1,983
EBITDA	$20,165	$(177)	$(829)	$19,159

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$14,418	$(177)	$(829)	$13,412
Amortization of unfavorable contract liability to revenue	667	—	—	667
Amortization of deferred financing costs	(317)	—	—	(317)
Accretion of asset retirement obligations	(126)	—	6	(120)
Deferred taxes	5	—	—	5
Unit-based compensation expense	(58)	—	—	(58)
Changes in assets and liabilities	3,446	—	(6)	3,440
Income tax expense	147	—	—	147
Interest expense, net	1,983	—	—	1,983
EBITDA	$20,165	$(177)	$(829)	$19,159

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$20,165	$(177)	$(829)	$19,159
Less: Cash interest, net	1,666	—	—	1,666
Less: Maintenance and regulatory capital expenditures	699	—	84	783
Less: Capital improvement expenditures	89	—	93	182
Less: Income tax expense	147	—	—	147
Add: Non-cash unit-based compensation expense	58	—	—	58
Less: Amortization of unfavorable contract liability	667	—	—	667
Distributable cash flow	$16,955	$(177)	$(1,006)	$15,772
(1) The information presented is for the three months ended March 31, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Asset Predecessor. Prior to the completion of the Logistics Assets acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented is for the three months ended March 31, 2014, disaggregated to present the results of operations of the Partnership and the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
	March 31,	December 31,
	2015	2014 (1)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—	$1,861
Accounts receivable	30,317	27,956
Accounts receivable from related parties	2,786	—
Inventory	4,476	10,316
Deferred tax assets	28	28
Other current assets	364	768
Total current assets	37,971	40,929
Property, plant and equipment:
Property, plant and equipment	311,215	308,397
Less: accumulated depreciation	(57,547)	(53,309)
Property, plant and equipment, net	253,668	255,088
Equity method investments	6,018	—
Goodwill	11,654	11,654
Intangible assets, net	16,255	16,520
Other non-current assets	6,990	7,374
Total assets	$332,556	$331,565
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,218	$18,208
Accounts payable to related parties	—	628
Excise and other taxes payable	5,542	5,443
Accrued expenses and other current liabilities	1,760	1,588
Tank inspection liabilities	2.907	2.829
Pipeline release liabilities	1.756	1.899
Total current liabilities	26,183	30,595
Non-current liabilities:
Revolving credit facility	316,364	251,750
Asset retirement obligations	3,381	3,319
Deferred tax liabilities	457	231
Other non-current liabilities	6,790	5,889
Total non-current liabilities	326,992	261,189
Equity:
Predecessor division equity	—	19,726
Common unitholders - public; 9,417,189 units issued and outstanding at March 31, 2015 (9,417,189 at December 31, 2014)	195,077	194,737
Common unitholders - Delek; 2,799,258 units issued and outstanding at March 31, 2015 (2,799,258 at December 31, 2014)	(282,496)	(241,112)
Subordinated unitholders - Delek; 11,999,258 units issued and outstanding at March 31, 2015 (11,999,258 at December 31, 2014)	73,947	73,515
General partner - Delek; 494,197 units issued and outstanding at March 31, 2015 (494,197 at December 31, 2014)	(7,147)	(7,085)
Total equity	(20,619)	39,781
Total liabilities and equity	$332,556	$331,565
(1) Adjusted to include the historical balances of the Tyler crude oil storage tank and El Dorado rail offloading facility.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended March 31,

	2015 (1)	2014(2)

	(In thousands, except unit and per unit data)
Net sales:
Affiliate	$32,280	$25,282
Third Party	111,232	178,245
Net sales	143,512	203,527
Operating costs and expenses:
Cost of goods sold	108,407	172,209
Operating expenses	10,777	9,496
General and administrative expenses	3,409	2,663
Depreciation and amortization	4,500	3,477
Loss on asset disposals	5	—
Total operating costs and expenses	127,098	187,845
Operating income	16,414	15,682
Interest expense, net	2,157	1,983
Income before income tax expense	14,257	13,699
Income tax expense	254	147
Net income	$14,003	$13,552
Less: loss attributable to Predecessors	(637)	(1,120)
Net income attributable to partners	14,640	14,672
Comprehensive income attributable to partners	$14,640	$14,672

Less: General partner's interest in net income, including incentive distribution rights	(887)	(293)
Limited partners' interest in net income	$13,753	$14,379

Net income per limited partner unit:
Common units - (basic)	$0.57	$0.60
Common units - (diluted)	$0.56	$0.59
Subordinated units - Delek (basic and diluted)	$0.57	$0.60

Weighted average limited partner units outstanding:
Common units - basic	12,216,447	12,152,498
Common units - diluted	12,356,331	12,281,344
Subordinated units - Delek (basic and diluted)	11,999,258	11,999,258

Cash distribution per limited partner unit	$0.530	$0.425
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughout and storage services.
(2) The information presented includes the results of operations of the El Dorado Predecessor and Logistics Assets Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services. Prior to the Logistics Assets Predecessor on March 31, 2015, revenues for intercompany throughout and storage services were not recorded.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	Three Months Ended March 31, 2015

		El Dorado Assets Predecessor	Tyler Assets Predecessor
	(In thousands)
Net Sales	$143,512	$—	$—	$143,512
Operating costs and expenses:
Cost of goods sold	108,407	—	—	108,407
Operating expenses	10,610	167	—	10,777
General and administrative expenses	3,409	—	—	3,409
Depreciation and amortization	4,030	372	98	4,500
Loss on asset disposals	5	—	—	5
Total operating costs and expenses	126,461	539	98	127,098
Operating income (loss)	17,051	(539)	(98)	16,414
Interest expense, net	2,157	—	—	2,157
Net income (loss) before taxes	14,894	(539)	(98)	14,257
Income tax expense	254	—	—	254
Net income (loss)	$14,640	$(539)	$(98)	$14,003
Less: Loss attributable to Predecessors	—	(539)	(98)	(637)
Net income attributable to partners	$14,640	$—	$—	$14,640

(1) The information presented is for the three months ended March 31, 2015, disaggregated to present the results of operations of the Partnership and the Logistics Asset Predecessor. Prior to the completion of the Logistics Assets acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Rail Offloading Racks (1)	Tyler Crude Oil Storage Tank (1)	El Dorado Terminal and Tank Assets (2)	Three Months Ended March 31, 2014

		El Dorado Assets Predecessor	Tyler Assets Predecessor	El Dorado Predecessor
	(In thousands)
Net Sales	$203,527	$—	$—	$—	$203,527
Operating costs and expenses:
Cost of goods sold	172,209	—	—	—	172,209
Operating expenses	8,536	177	—	783	9,496
General and administrative expenses	2,617	—	—	46	2,663
Depreciation and amortization	3,363	—	—	114	3,477
Total operating costs and expenses	186,725	177	—	943	187,845
Operating income (loss)	16,802	(177)	—	(943)	15,682
Interest expense, net	1,983	—	—	—	1,983
Net income (loss) before taxes	14,819	(177)	—	(943)	13,699
Income tax expense	147	—	—	—	147
Net income (loss)	$14,672	$(177)	$—	$(943)	$13,552
Less: Loss attributable to Predecessors	—	(177)	—	(943)	(1,120)
Net income attributable to partners	$14,672	$—	$—	$—	$14,672

(1) The information presented is for the three months ended March 31, 2014, disaggregated to present the results of operations of the Partnership and the Logistics Asset Predecessor. Prior to the completion of the Logistics Assets acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughput and storage services.
(2) The information presented is for the three months ended March 31, 2014, disaggregated to present the results of operations of the Partnership and the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2015 (1)	2014 (2)

Cash Flow Data
Net cash provided by operating activities	$15,769	$13,412
Net cash used in investing activities	(8,599)	(2,316)
Net cash used in financing activities	(9,031)	(7,894)
Net (decrease) increase in cash and cash equivalents	$(1,861)	$3,202
(1) Includes the historical balances of the Tyler crude oil storage tank and El Dorado rail offloading facility.
(2) Includes the historical balances of the El Dorado Terminal and Tank Assets, Tyler crude oil storage tank and El Dorado rail offloading facility.

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended March 31, 2015
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated (1)
Affiliate	$23,985	$8,295	$32,280
Third Party	7,017	104,215	111,232
Net sales	31,002	112,510	143,512
Operating costs and expenses:
Cost of goods sold	4,813	103,594	108,407
Operating expenses	6,918	3,859	10,777
Segment contribution margin	$19,271	$5,057	24,328
General and administrative expense			3,409
Depreciation and amortization			4,500
Loss on asset disposals			5
Operating income			$16,414
Total Assets	$287,104	$45,452	$332,556

Capital spending
Regulatory and maintenance capital spending	$386	$2,481	$2,867
Discretionary capital spending	4,167	539	4,706
Total capital spending	$4,553	$3,020	$7,573

	Three Months Ended March 31, 2014
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated (2)
Affiliate	$17,501	$7,781	$25,282
Third Party	2,767	175,478	178,245
Net sales	20,268	183,259	203,527
Operating costs and expenses:
Cost of goods sold	1,126	171,083	172,209
Operating expenses	7,176	2,320	9,496
Segment contribution margin	$11,966	$9,856	21,822
General and administrative expense			2,663
Depreciation and amortization			3,477
Operating income			$15,682
Total assets	$255,917	$64,754	$320,671

Capital spending
Regulatory and maintenance capital spending	$2,100	$14	$2,114
Discretionary capital spending	188	14	202
Total capital spending (3)	$2,288	$28	$2,316
(1) The information presented includes the results of operations of the Logistics Assets Predecessor. Prior to the El Dorado offloading racks acquisition and Tyler crude oil storage tank acquisition on March 31, 2015, the Logistics Assets Predecessor did not record revenues for intercompany throughout and storage services.
(2) The information presented includes the results of operations of the El Dorado Predecessor and Logistics Assets Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services. Prior to the Logistics Assets Predecessor on March 31, 2015, revenues for intercompany throughout and storage services were not recorded.
(3) Capital spending includes expenditures of $0.2 million incurred in connection with the assets acquired in the El Dorado acquisitions and $1.4 million spent in connection with the Logistics Assets.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended March 31, 2015
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Three Months Ended March 31, 2015
Net Sales	$31,002	$—	$31,002
Operating costs and expenses:
Cost of goods sold	4,813	—	4,813
Operating expenses	6,751	167	6,918
Segment contribution margin	$19,438	$(167)	$19,271

Total capital spending	$4,605	$(52)	$4,553

	Three Months Ended March 31, 2015
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Three Months Ended March 31, 2015
Net Sales	$112,510	$—	$112,510
Operating costs and expenses:
Cost of goods sold	103,594	—	103,594
Operating expenses	3,859	—	3,859
Segment contribution margin	$5,057	$—	$5,057

Total capital spending	$3,020	$—	$3,020

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended March 31, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Predecessor - El Dorado Storage Tank Assets	Three Months Ended March 31, 2014
Net Sales	$20,268	$—	$—	$20,268
Operating costs and expenses:
Cost of goods sold	1,126	—	—	1,126
Operating expenses	6,318	177	681	7,176
Segment contribution margin	$12,824	$(177)	$(681)	$11,966

Total capital spending	$724	$1,351	$213	$2,288

	Three Months Ended March 31, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor -Logistics Assets	Predecessor - El Dorado Terminal Assets	Three Months Ended March 31, 2014
Net Sales	$183,259	$—	$—	$183,259
Operating costs and expenses:
Cost of goods sold	171,083	—	—	171,083
Operating expenses	2,218	—	102	2,320
Segment contribution margin	$9,958	$—	$(102)	$9,856

Total capital spending	$64	$—	$(36)	$28

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended March 31,
Throughputs (average bpd)	2015	2014 (1)

Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	56,687	26,644
Refined products pipelines to Enterprise Systems	55,929	31,773
SALA Gathering System	21,538	23,113
East Texas Crude Logistics System	19,054	11,031

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	26,956	62,432
West Texas marketing throughputs (average bpd)	16,645	15,999
West Texas marketing margin per barrel	$1.40	$3.57
Terminalling throughputs (average bpd)	66,828	86,600
(1) The information presented excludes the throughput from operations of the El Dorado Predecessor.

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/14-2/10/2014	Three Months Ended March 31, 2014
Throughputs (average bpd)		El Dorado Predecessor
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	26,644	—	26,644
Refined products pipelines to Enterprise Systems	31,773	—	31,773
SALA Gathering System	23,113	—	23,113
East Texas Crude Logistics System	11,031	—	11,031

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	62,432	—	62,432
West Texas marketing throughputs (average bpd)	15,999	—	15,999
West Texas marketing margin per barrel	$3.57	$—	$3.57
Terminalling throughputs (average bpd)	86,600	7,298	89,924
(1) The information presented includes the throughput from operations for the three months ended March 31, 2014, disaggregated to present the results of the El Dorado Terminal and Tank Assets through February 10, 2014.

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